Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Fourth Quarter and Full Year 2016 Results

and Narrows 2017 Guidance

Radnor, PA, January 31, 2017 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and twelve-month periods ended December 31, 2016.

Management Comments

“The conclusion of 2016 has seen us achieve strong fourth quarter operating metrics in our same store portfolio and significant progress with our development projects,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “Our Core portfolio results were strong with accelerating same store cash NOI growth, rental rate mark-to-market and tenant retention. In addition, we made significant strides with our development pipeline especially at FMC Tower as we are now 96% leased with our office component, our residential component commenced operations this month and we announced signing a Michelin-rated chef to open a world-class 3,000 square foot restaurant in the next several months. While timing of our dispositions caused us to be below our 2016 target, we continue to experience strong investment sales demand and the anticipated 2016 transactions will occur in the first quarter of 2017 as we currently have $170 million either closed or under contract. Due to timing of these dispositions, we are increasing our 2017 net disposition guidance by $100 million from $100 million to $200 million. We continue to see improvement in our balance sheet metrics and we have excellent liquidity going into 2017 with a reduced development pipeline, full availability under our $600 million line of credit and $194 million of cash-on-hand.  As a result of the increased disposition guidance and the accelerated timing of those sales, we are narrowing our 2017 FFO guidance from $1.35-$1.45 to $1.35-$1.42.”

Fourth Quarter 2016 Highlights

Financial Results

▪

Net loss allocated to common shareholders; ($14.1) million, or ($0.08) per diluted share.  Our fourth quarter results include impairment charges on real estate and unimproved land totaling $27.4 million, or ($0.16) per share.

▪	Funds from Operations (FFO); $63.0 million, or $0.35 per diluted share. Our fourth quarter results include a net gain, after impairments, on unimproved land totaling $3.5 million, or $0.01 per share.

Portfolio Results

▪	Core portfolio was 93.9% occupied and 95.1% leased.
▪	Signed approximately 1,389,000 square feet of new and renewal leases.
▪	Achieved 87% tenant retention ratio.
▪	Rental rate mark-to-market increased 12.9% on a GAAP basis and increased 4.0% on a cash basis.
▪	Same store net operating income growth: 2.2% on a GAAP basis and 8.6% on a cash basis.

Recent Transaction Activity

▪

On January 31, 2017, we sold our 50% ownership interest in an unconsolidated real estate venture known as the Parc at Plymouth for $100.5 million, receiving net cash proceeds of $27.2 million after closing costs and related debt pay-off.  The estimated gain on sale will be $14.6 million and since the land contribution on September 5, 2012, the real estate venture earned an annualized IRR of 18.6%.

▪	On January 30, 2017, we completed the sale of 1.7 acres of land in Austin, Texas for a gross sales price of $3.5 million.
▪	On December 2, 2016, we sold an acre of land known as Oakland Lot B in Oakland, California for a gross sales price of $13.8 million. The gain on sale, totaling $8.9 million, is included in FFO.
▪

As previously announced, on October 13, 2016, we sold 620, 640 and 660 Allendale Road located in King of Prussia, Pennsylvania for $12.8 million.  The three office/flex properties contain approximately 156,700 square feet.

▪

During January, we agreed to sell two office properties known as the Concord Airport Plaza in Concord, California, containing approximately 350,300 net rentable square feet, for a gross sales price of $33.1 million. The estimated loss on sale of $11.5 million was recorded in the fourth quarter of 2016 and the properties are held-for-sale as of December 31, 2016.

▪

During January, we agreed to sell three office properties located in Beltsville, Maryland containing approximately 313,800 square feet for a gross sale price of $11.2 million.  The estimated loss on sale of $3.0 million was recorded in the fourth quarter of 2016 and the properties are held-for-sale as of December 31, 2016.

2016 Finance / Capital Markets Activity

▪	We have no outstanding balance on our $600.0 million unsecured revolving credit facility as of December 31, 2016.
▪	We have $193.9 million of cash and cash equivalents on-hand as of December 31, 2016.

2017 Business Plan Revisions

▪	Net Disposition Activity: Increased from $100.0 million to $200.0 million with a majority of sales occurring during the first six months of 2017.

Results for the Three and Twelve-Month Periods Ended December 31, 2016

Net loss allocated to common shares totaled ($14.1) million or ($0.08) per diluted share in the fourth quarter of 2016 compared to a net loss of ($63.9) million or ($0.37) per diluted share in the fourth quarter of 2015.  Our fourth quarter 2016 results included impairment charges on real estate and unimproved land totaling $27.4 million, or ($0.16) per share.  Our 2015 results included a provision for impairment on real estate totaling $79.7 million, or ($0.46) per share.

FFO available to common shares and units in the fourth quarter of 2016 totaled $63.0 million or $0.35 per diluted share versus $69.0 million or $0.39 per diluted share in the fourth quarter of 2015.  Our fourth quarter 2016 results included $3.5 million, or $0.01 per share, from a net gain, after impairments on unimproved land.  Our fourth quarter 2016 payout ratio ($0.16 common share distribution / $0.35 FFO per diluted share) was 45.7%.

Net income allocated to common shares totaled $33.0 million or $0.19 per diluted share for twelve months of 2016 compared to a net loss of ($37.6) million or ($0.21) per diluted share in the twelve months of 2015.  Our 2016 results included provisions for impairment of real estate totaling $40.5 million, or ($0.23) per share.  Our 2015 results included a provision for impairment on real estate totaling $82.2 million, or ($0.46) per share.

Our FFO available to common shares and units for the twelve months of 2016 totaled $167.0 million, or $0.94 per diluted share, which includes a $66.6 million, or $0.38 per share, charge for the early extinguishment of debt related to our sale of our Cira Square property located in Philadelphia, Pennsylvania and $3.5 million, or $0.01 per share, from net gains/impairments on undeveloped land.  Excluding the early extinguishment of debt and net gain, after impairments, on unimproved land, FFO available to common shares and units in the twelve months of 2016 totaled $230.1 million, or $1.30 per diluted share, versus $261.2 million or $1.45 per diluted share, in the twelve months of 2015.  Our 2016 FFO payout ratio ($0.63 common share distribution / $0.94 FFO per diluted share) was 67.0%.

Operating and Leasing Activity

In the fourth quarter of 2016, our Net Operating Income (NOI) excluding termination revenues and other income items increased 2.2% on a GAAP basis and increased 8.6% on a cash basis for our 101 same store properties, which were 93.9% and 94.5% occupied on December 31, 2016 and December 31, 2015, respectively.

We leased approximately 1,389,000 square feet and commenced occupancy on 270,000 square feet during the fourth quarter of 2016.  The fourth quarter occupancy activity includes 90,000 square feet of renewals, 73,000 square feet of new leases and 107,000 square feet of tenant expansions.  We have an additional 177,000 square feet of executed new leasing scheduled to commence subsequent to December 31, 2016.

We achieved an 87.0% tenant retention ratio in our core portfolio with net absorption of 44,000 square feet during the fourth quarter of 2016.  Fourth quarter rental rate growth increased 12.9% as our renewal rental rates increased 6.5% and our new lease/expansion rental rates increased 16.8%, all on a GAAP basis.

At December 31, 2016, our core portfolio of 101 properties comprising 15.4 million square feet was 93.9% occupied and we are now 95.1% leased (reflecting new leases commencing after December 31, 2016).

Distributions

On December 6, 2016, our Board of Trustees declared a quarterly dividend distribution of $0.16 per common share that was paid on January 25, 2017 to shareholders of record as of January 11, 2017.  Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on January 17, 2017 to holders of record as of December 30, 2016.

2017 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are narrowing our previously released 2017 net income guidance from $0.24 to $0.34 per diluted share to $0.24 to $0.31 per diluted share and our previously issued 2017 FFO guidance from $1.35 to $1.45 per diluted share to $1.35 to $1.42 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2017 FFO and earnings per diluted share:

Guidance for 2017		Range

Earnings per diluted share allocated to common shareholders	$0.24	to	$0.31
Plus: real estate depreciation, amortization	1.11		1.11

FFO per diluted share	$1.35	to	$1.42

Our 2017 FFO guidance does not include income (loss) arising from the sale of unimproved real estate and excludes any refinancing charges.  Other key assumptions include:

▪	Occupancy improving to a range of 94-95% by year-end 2017 with 95-96% leased;
▪	5.0-7.0% GAAP increase in overall lease rates with a resulting 0.0-2.0% increase in 2017 same store GAAP NOI;
▪	6.0-8.0% increase in 2017 same store cash NOI growth;
▪	Speculative Revenue Target: $28.7 million, 80% achieved;
▪	$200.0 million of net sales activity;
▪	One development start; and
▪	Annual earnings and FFO per diluted share based on 178.3 million fully diluted weighted average common shares.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets.  Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 210 properties and 27.6 million square feet as of December 31, 2016, which excludes assets held for sale.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

BDN management will discuss 2016 financial results and earnings guidance for fiscal 2017 on Wednesday, February 1, 2017, during the company’s earnings call.  The call will begin at 9:00 a.m. EST and will last approximately one hour.  The conference call can be accessed by dialing 1-800-683-1525 and providing conference ID: 26569080.  Beginning two hours after the conference call, a taped replay of the call can be accessed through Wednesday, February 15, 2017, by calling 1-855-859-2056 and entering access code 26569080. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead - First Quarter 2017 Conference Call

We anticipate we will release our first quarter 2017 earnings on Wednesday, April 19, 2017, after the market close and will host our first quarter 2017 conference call on Thursday, April 20, 2017 at 9:00 a.m. Eastern Time.  We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2015. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP).  Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance.  At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us.  NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures.  Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)

NOI is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. NOI is used internally to evaluate the performance of our operating segments and to make decisions about resource allocations.  We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.

Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2016	2015
ASSETS	(unaudited)
Real estate investments:
Operating properties	$3,586,295	$3,693,000
Accumulated depreciation	(852,476)	(867,035)
Operating real estate investments, net	2,733,819	2,825,965
Construction-in-progress	297,462	268,983
Land held for development	150,970	130,479
Total real estate investments, net	3,182,251	3,225,427
Assets held for sale, net	41,718	584,365
Cash and cash equivalents	193,919	56,694
Accounts receivable, net of allowance of $2,373 and $1,736 in 2016 and 2015, respectively	12,446	17,126
Accrued rent receivable, net of allowance of $13,743 and $14,442 in 2016 and 2015, respectively	149,624	145,092
Investment in real estate ventures, at equity	281,331	241,004
Deferred costs, net	91,342	101,419
Intangible assets, net	72,478	111,623
Other assets	74,104	71,761
Total assets	$4,099,213	$4,554,511
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	321,549	545,753
Unsecured term loans, net	248,099	247,800
Unsecured senior notes, net	1,443,464	1,591,164
Accounts payable and accrued expenses	103,404	99,856
Distributions payable	30,032	28,249
Deferred income, gains and rent	31,620	30,413
Acquired lease intangibles, net	18,119	25,655
Liabilities related to assets held for sale	81	2,151
Other liabilities	19,408	31,379
Total liabilities	$2,215,776	$2,602,420

Brandywine Realty Trust's Equity:
Preferred Shares (shares authorized-20,000,000)
6.90% Series E Preferred Shares, $0.01 par value; issued and outstanding- 4,000,000 in 2016 and 2015	40	40
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 175,140,760 and 174,688,568 issued and outstanding in 2016 and 2015, respectively	1,752	1,747
Additional paid-in-capital	3,258,870	3,252,622
Deferred compensation payable in common shares	13,684	11,918
Common shares in grantor trust, 899,457 in 2016, 745,686 in 2015	(13,684)	(11,918)
Cumulative earnings	539,319	499,086
Accumulated other comprehensive loss	(1,745)	(5,192)
Cumulative distributions	(1,931,892)	(1,814,378)
Total Brandywine Realty Trust's equity	1,866,344	1,933,925
Non-controlling interests	17,093	18,166
Total beneficiaries' equity	1,883,437	1,952,091
Total liabilities and beneficiaries' equity	$4,099,213	$4,554,511

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue
Rents	$103,181	$122,931	$421,505	$486,731
Tenant reimbursements	17,314	21,716	70,629	85,722
Termination fees	880	2,236	2,339	4,797
Third party management fees, labor reimbursement and leasing	8,983	5,959	26,674	18,764
Other	1,728	1,150	4,316	6,617
Total revenue	132,086	153,992	525,463	602,631
Operating expenses:
Property operating expenses	38,718	47,995	152,926	181,170
Real estate taxes	11,319	12,991	46,252	50,623
Third party management expenses	3,098	1,436	10,270	6,294
Depreciation and amortization	46,940	58,674	189,676	219,029
General and administrative expenses	5,885	7,852	26,596	29,406
Provision for impairment	27,448	79,700	40,517	82,208
Total operating expenses	133,408	208,648	466,237	568,730
Operating income	(1,322)	(54,656)	59,226	33,901
Other income (expense)
Interest income	266	35	1,236	1,224
Tax credit transaction income	-	8,102	-	19,955
Interest expense	(20,374)	(26,746)	(84,708)	(110,717)
Interest expense - amortization of deferred financing costs	(633)	(1,180)	(2,696)	(4,557)
Interest expense - financing obligation	-	(331)	(679)	(1,237)
Equity in income (loss) of Real Estate Ventures	(2,180)	1,024	(11,503)	(811)
Net gain on disposition of real estate	2,358	3,823	116,983	20,496
Net gain on sale of undepreciated real estate	9,044	-	9,232	3,019
Net gain from remeasurement of investments in real estate ventures	-	-	-	758
Net gain on real estate venture transactions	471	7,229	20,000	7,229
Loss on early extinguishment of debt	-	-	(66,590)	-
Net income (loss)	(12,370)	(62,700)	40,501	(30,740)

Net (income) loss attributable to non-controlling interests	115	560	(310)	339
Net income (loss) attributable to Brandywine Realty Trust	(12,255)	(62,140)	40,191	(30,401)
Distribution to preferred shareholders	(1,725)	(1,725)	(6,900)	(6,900)
Nonforfeitable dividends allocated to unvested restricted shareholders	(78)	(76)	(341)	(329)
Net income (loss) attributable to Common Shareholders of Brandywine Realty Trust	$(14,058)	$(63,941)	$32,950	$(37,630)

PER SHARE DATA
Basic income (loss) per common share	$(0.08)	$(0.37)	$0.19	$(0.21)
Basic weighted average shares outstanding	175,140,760	175,086,298	175,018,163	178,162,160

Diluted income (loss) per common share	$(0.08)	$(0.37)	$0.19	$(0.21)
Diluted weighted average shares outstanding	175,140,760	175,086,298	176,010,814	178,162,160

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Reconciliation of Net Income to Funds from Operations:
Net income (loss) attributable to common shareholders	$(14,058)	$(63,941)	$32,950	$(37,630)
Add (deduct):
Net income (loss) attributable to non-controlling interests - LP units	(118)	(561)	295	(336)
Nonforfeitable dividends allocated to unvested restricted shareholders	78	76	341	329
Net gain on real estate venture transactions	(471)	(7,229)	(20,000)	(7,229)
Net gain on disposition of real estate	(2,358)	(3,823)	(116,983)	(20,496)
Net gain from remeasurement of investments in Real Estate Ventures	-	-	-	(758)
Provision for impairment	21,860	79,081	34,929	81,589
Company's share of impairment of an unconsolidated real estate venture	-	-	5,238	-
Depreciation and amortization:
Real property	34,171	41,361	135,094	161,610
Leasing costs including acquired intangibles	12,667	17,205	54,195	57,034
Company’s share of unconsolidated real estate ventures	11,427	7,111	41,612	28,707
Partners’ share of consolidated real estate ventures	(59)	(57)	(235)	(225)
Funds from operations	$63,139	$69,223	$167,436	$262,595
Funds from operations allocable to unvested restricted shareholders	(176)	(199)	(457)	(802)
Funds from operations available to common share and unit holders (FFO)	$62,963	$69,024	$166,979	$261,793

FFO per share - fully diluted	$0.35	$0.39	$0.94	$1.45

Weighted-average shares/units outstanding - fully diluted	177,491,208	177,213,113	177,516,451	180,438,141

Distributions paid per common share	$0.16	$0.15	$0.63	$0.60

FFO payout ratio (distributions paid per common share/FFO per diluted share	45.7%	38.5%	67.0%	41.4%

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – 4th QUARTER

(unaudited and in thousands)

Of the 113 properties owned by the Company as of December 31, 2016, a total of 101 properties ("Same Store Properties") containing an aggregate of 15.4 million net rentable square feet were owned for the entire three-month periods ended December 31, 2016 and 2015. Average occupancy for the Same Store Properties was 93.6% during 2016 and 93.8% during 2015. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2016	2015
Revenue
Rents	$95,172	$93,271
Tenant reimbursements	16,735	15,304
Termination fees	347	2,011
Other	458	573
Total revenue	112,712	111,159

Operating expenses
Property operating expenses	33,196	32,112
Real estate taxes	10,253	9,804
Net operating income	$69,263	$69,243

Net operating income - percentage change over prior year	0.0%

Net operating income, excluding net termination fees & other	$68,458	$66,983

Net operating income, excluding net termination fees & other - percentage change over prior year	2.2%

Net operating income	$69,263	$69,243
Straight line rents & other	(3,100)	(5,497)
Above/below market rent amortization	(1,451)	(2,100)
Amortization of tenant inducements	730	359
Non-cash ground rent	22	22
Cash - Net operating income	$65,464	$62,027

Cash - Net operating income - percentage change over prior year	5.5%

Cash - Net operating income, excluding net termination fees & other	$64,548	$59,443

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	8.6%

	Three Months Ended December 31,
	2016	2015
Net loss	$(12,370)	$(62,700)
Add/(deduct):
Interest income	(266)	(35)
Tax credit transaction income	-	(8,102)
Interest expense	20,374	26,746
Interest expense - amortization of deferred financing costs	633	1,180
Interest expense - financing obligation	-	331
Equity in (income) loss of real estate ventures	2,180	(1,024)
Net gain on real estate venture transactions	(471)	(7,229)
Net gain on disposition of real estate	(2,358)	(3,823)
Net gain on sale of undepreciated real estate	(9,044)	-
Depreciation and amortization	46,940	58,674
General & administrative expenses	5,885	7,852
Provision for impairment	27,448	79,700
Consolidated net operating income	78,951	91,570
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(9,688)	(22,327)
Same store net operating income	$69,263	$69,243

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – TWELVE MONTHS

(unaudited and in thousands)

Of the 113 properties owned by the Company as of December 31, 2016, a total of 94 properties ("Same Store Properties") containing an aggregate of 14.5 million net rentable square feet were owned for the entire twelve-month periods ended December 31, 2016 and 2015. Average occupancy for the Same Store Properties was 93.2% during 2016 and 92.1% during 2015. The following table sets forth revenue and expense information for the Same Store Properties:

	Twelve Months Ended December 31,
	2016	2015
Revenue
Rents	$358,188	$349,612
Tenant reimbursements	60,922	56,816
Termination fees	693	4,372
Other	1,934	3,415
Total revenue	421,737	414,215

Operating expenses
Property operating expenses	128,584	124,851
Real estate taxes	36,683	35,717
Net operating income	$256,470	$253,647

Net operating income - percentage change over prior year	1.1%

Net operating income, excluding net termination fees & other	$253,843	$247,061

Net operating income, excluding net termination fees & other - percentage change over prior year	2.7%

Net operating income	$256,470	$253,647
Straight line rents & other	(18,251)	(19,184)
Above/below market rent amortization	(2,446)	(3,494)
Amortization of tenant inducements	1,773	1,316
Non-cash ground rent	88	88
Cash - Net operating income	$237,634	$232,373

Cash - Net operating income - percentage change over prior year	2.3%

Cash - Net operating income, excluding net termination fees & other	$234,446	$224,586

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	4.4%

	Twelve Months Ended December 31,
	2016	2015
Net income (loss):	$40,501	$(30,740)
Add/(deduct):
Interest income	(1,236)	(1,224)
Tax credit transaction income	-	(19,955)
Interest expense	84,708	110,717
Interest expense - amortization of deferred financing costs	2,696	4,557
Interest expense - financing obligation	679	1,237
Equity in loss of real estate ventures	11,503	811
Net gain on real estate venture transactions	(20,000)	(7,229)
Net gain on disposition of real estate	(116,983)	(20,496)
Net gain on sale of undepreciated real estate	(9,232)	(3,019)
Net gain from remeasurement of investments in real estate ventures	-	(758)
Loss on early extinguishment of debt	66,590	-
Depreciation and amortization	189,676	219,029
General & administrative expenses	26,596	29,406
Provision for impairment	40,517	82,208
Consolidated net operating income	316,015	364,544
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(59,545)	(110,897)
Same store net operating income	$256,470	$253,647